Exhibit 1.1

EXECUTION VERSION

10,000,000 Shares

TAYLOR MORRISON HOME CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

November 8, 2017

CITIGROUP GLOBAL MARKETS INC.

as representative (the “Representative”) of the several Underwriters (as defined below),

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

1. Introductory. Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), agrees with the several underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 10,000,000 shares of its Class A common stock, par value $0.00001 per share (the “Securities”). Such 10,000,000 shares of Securities are hereinafter referred to as the “Offered Securities”.

2. Representations and Warranties of the Company and TMM Holdings. The Company and TMM Holdings II Limited Partnership, an exempted limited partnership formed under the laws of the Cayman Islands (“TMM Holdings”), jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-216864) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, as amended, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) filed pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information, all 430B Information and all 430C Information, if any, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, all 430B Information and all 430C Information, if any, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and no stop order suspending the effectiveness of the Initial Registration Statement has been issued by the Commission and to the knowledge of the Company no proceedings for that purpose have been instituted or threatened by the Commission. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430B Information”, with respect to any registration statement, means information included in a prospectus then deemed, or retroactively deemed, to be a part of such registration statement pursuant to Rule 430B.

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:19 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning given to such term in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information, 430B Information and 430C Information, if any, and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information, 430B Information and 430C Information, if any, in each case with respect to a Registration Statement, shall be considered to be included in such Registration Statement as of the time specified in Rule 430A, Rule 430B or Rule 430C, respectively. Any reference in this Agreement to a Registration Statement, any preliminary prospectus supplement, the Final Prospectus or the Statutory Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein as of the Effective Time of such Registration Statement or the date of such preliminary prospectus supplement, the Final Prospectus or the Statutory Prospectus, as the case may be.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information, 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information, Rule 430B Information and Rule 430C Information, if any, shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on the Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any of its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 8, 2017, including the base prospectus, dated March 22, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), including any document incorporated by reference therein, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement (other than in the case of an Issuer Free Writing Prospectus that eliminates or corrects a previously existing conflict, untrue statement or omission in the Registration Statement). If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact, or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on its business as it is currently being conducted and to own or lease its properties as disclosed in the General Disclosure Package; and the Company is duly qualified to do business and in good standing as a foreign corporation (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Company and its subsidiaries, taken as a whole, or (2) materially and adversely affect the ability of the Company or TMM Holdings to perform their respective obligations under this Agreement (any of the events set forth in clauses (1) or (2), a “Material Adverse Effect”).

(vii) Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, but substituting 5% in place of 10% in such definition) of the Company (each, a “Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or other entity and in good standing under the laws of its jurisdiction of incorporation or formation (to the extent such a concept exists in such jurisdiction), with all requisite power and authority (corporate and other) to carry on its business as it is currently being conducted and to own or lease its properties as disclosed in the General Disclosure Package; each Significant Subsidiary is duly qualified to do business and in good standing as a foreign corporation or other entity (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests of each Significant Subsidiary has been duly authorized and validly issued and all of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been fully paid and is nonassessable; and the capital stock of each Significant Subsidiary is owned free from liens, encumbrances and defects (other than liens, encumbrances, and defects that (i) could not reasonably be expected to have a Material Adverse Effect, (ii) result from transfer restrictions imposed by the Act, the securities or blue sky laws of certain jurisdictions and (iii) result from security interests disclosed in the General Disclosure Package).

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus supplement referred to in Section 2(iv) hereof.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xi) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, qualification, license or permit of or with (i) any court or government agency, body or authority or administrative agency or (ii) any other person is required to be obtained or made by the Company, TMM Holdings or their respective subsidiaries for (A) the execution, delivery and performance by the Company or TMM Holdings of this Agreement or (B) the offering and sale of the Offered Securities, in each case except (1) such as have been obtained or made on or prior to the date hereof, (2) such as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (3) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits could not, individually or in the aggregate, adversely affect the ability of the Company or TMM Holdings to perform their respective obligations under this Agreement.

(xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries have peaceful and undisturbed possession under all leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from the Transaction. Neither (i) the execution, delivery or performance of this Agreement by the Company or TMM Holdings nor (ii) the offering and sale of the Offered Securities by the Company violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any property or assets of the Company or any of its subsidiaries, or a Debt Repayment Triggering Event (as defined below) pursuant to, (a) the charter or bylaws or other organizational documents of the Company or any of its Significant Subsidiaries, (b) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, (c) any statute, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their assets or properties or (d) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets or properties, except, with respect to clauses (b) through (d), as could not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

(xv) Absence of Existing Defaults and Conflicts. Each of the Company and its Significant Subsidiaries, is not (i) in violation of its charter or bylaws or other organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except as could not reasonably be expected to have a Material Adverse Effect or (iii) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees pertaining to the provision of residential mortgage or other home financing) applicable to it or any of its assets or properties (whether owned or leased), except as could not reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package. To the knowledge of each of the Company and TMM Holdings, there exists no condition (with respect to clauses (ii) and (iii) above) that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument or a violation under any such law or order, except for any such default which could not reasonably be expected to have a Material Adverse Effect.

(xvi) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and TMM Holdings.

(xvii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”), including, without limitation, under any applicable Environmental Laws, as are necessary to lease and operate their respective properties and to the conduct of their respective businesses as now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to have such Licenses could not reasonably be expected to have a Material Adverse Effect; to the knowledge of each of the Company and TMM Holdings, it and its respective subsidiaries have fulfilled and performed all of their obligations with respect to such Licenses and have not received any notice of proceedings relating to, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or modification thereof in either case, except where such failure to perform, or the occurrence of such event, could not reasonably be expected to have a Material Adverse Effect.

(xviii) Absence of Labor Dispute; Compliance with Law. Except as disclosed in the General Disclosure Package, there is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries, nor, to the knowledge of each of the Company and TMM Holdings, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the knowledge of each of the Company and TMM Holdings, threatened against any of them, except for any such complaint, grievance or arbitration that could not reasonably be expected to have a Material Adverse Effect, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries, or to the knowledge of each of the Company and TMM Holdings, threatened against any of them, except for any such strike, labor dispute, slowdown or stoppage that could not reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of each of the Company and TMM Holdings, there is no union representation question existing with respect to the employees of the Company or any of its subsidiaries, except for any union representation question that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each of the Company and TMM Holdings, no material collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour law or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder or any similar applicable foreign law, except in each case for those violations that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended) has incurred, nor reasonably expects to incur, any liability (1) under Title IV of ERISA (other than for contributions that are not past due to a Plan (defined as any employee benefit plan, within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), with respect to which the Company or any member of its Controlled Group would have any liability) or for premiums to the Pension Benefits Guaranty Corporation, in the ordinary course that are not past due and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) or (2) (x) in excess of the amount permitted by the law applicable to a Foreign Plan (defined as any Plan in which current or former non-U.S. employees participate), (y) on account of the complete or partial termination of a Foreign Plan or the complete or partial withdrawal of any participating employer from a Foreign Plan or (z) due to the occurrence of any transaction that is prohibited under the law applicable to a Foreign Plan, except in each case covered by clauses (1) and (2) for such liabilities that could not reasonably be expected to have a Material Adverse Effect.

(xix) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to own or possess such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect, and the expected expiration of any such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, (i) to the knowledge of each of the Company and TMM Holdings, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company and its subsidiaries; (ii) to the knowledge of each of the Company and TMM Holdings, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company and its subsidiaries; (iii) there is no pending or, to the knowledge of each of the Company and TMM Holdings, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and each of the Company and TMM Holdings are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of each of the Company and TMM Holdings, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and each of the Company and TMM Holdings are unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of each of the Company and TMM Holdings, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and

(vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their respective businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) as could not reasonably be expected to have a Material Adverse Effect.

(xx) Environmental Laws. Except as disclosed in the General Disclosure Package and except for any matters that could not reasonably be expected to have a Material Adverse Effect, (a) (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental entity or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances in a condition or concentration that requires investigation or remediation pursuant to Environmental Laws, (iii) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site and (iv) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; and (b) to the knowledge of each of the Company and TMM Holdings, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, claim or expense pursuant to any Environmental Law. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (B) any other chemical (including film processing chemicals), material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxi) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under each of the headings “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Class A Common Stock”, “Description of Capital Stock” and “Prospectus Supplement Summary—Organizational Structure” to the extent they constitute summaries of United States federal law or regulation or legal conclusions or legal documents, accurately and fairly summarize the matters described thereunder in all material respects.

(xxii) Absence of Manipulation. Neither the Company nor TMM Holdings has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on, or derived from, sources that each of the Company and TMM Holdings believe to be reliable and accurate.

(xxiv) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules, and the Company is not aware of any existing Internal Control Event (as defined below). The Company and each subsidiary (i) makes and keeps accurate books and records and (ii) maintains and will maintain a system of internal controls, including, but not limited to, “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act), internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws, are designed to provide reasonable assurances regarding reliability of financial reporting and the preparation of financial statements for external purposes in conformity with generally accepted accounting principles in the United States (“GAAP”) and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (E) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in any Registration Statement, any Statutory Prospectus and the General Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto and (F) information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxv) Absence of Accounting Issues. The Audit Committee is not currently reviewing or actively investigating, and neither the independent auditor of the Company and its subsidiaries nor any internal auditor has recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the disclosure of the Company and its subsidiaries with respect to, any of their material accounting policies; (ii) any matter which could result in a restatement of the financial statements of the Company and its subsidiaries for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event, or fraud involving management or other employees who have a significant role in Internal Controls.

(xxvi) Litigation. Except as disclosed in the General Disclosure Package, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending, or, to the knowledge of each of the Company and TMM Holdings, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the assets or property of the Company or any of its subsidiaries is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i) and (ii) above could reasonably be expected to have a Material Adverse Effect.

(xxvii) Financial Statements. The accountants who have certified or will certify the financial statements included or to be included or incorporated by reference as part of the General Disclosure Package and each Registration Statement are an independent registered public accounting firm with respect to the Company and its subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board. Except as disclosed in the General Disclosure Package and each Registration Statement, the historical consolidated financial statements, together with related schedules and notes thereto, included or incorporated by reference in the General Disclosure Package and each Registration Statement present fairly in all material respects the financial position and results of operations of the Company at the dates and for the periods indicated. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as disclosed therein. The other financial information and data included or incorporated by reference in the General Disclosure Package and each Registration Statement, which financial information and data is derived from the Company’s or TMM Holdings’ historical consolidated financial statements, are fairly presented in all material respects and (except for any non-

GAAP financial measures) prepared on a basis consistent with the Company’s or TMM Holdings’ historical consolidated financial statements, as applicable, included or incorporated by reference in the General Disclosure Package and each Registration Statement and the books and records, as applicable. There are no financial statements that are required to be included in the General Disclosure Package under the Securities Laws that are not included or incorporated by reference as required.

(xxviii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (iii) there has been no material adverse change, nor any development that is reasonably likely to result in a material adverse change, in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or its subsidiaries from that set forth in the General Disclosure Package (other than borrowings in the ordinary course of business) and (iv) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company or its subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with GAAP and are not disclosed on the latest balance sheet or notes thereto included in the Final Prospectus, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the date of the Final Prospectus, except as disclosed in the General Disclosure Package, there has not occurred any change or development that could reasonably be expected to have a Material Adverse Effect.

(xxix) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as disclosed in the General Disclosure Package, none of them will be an “investment company” required to be registered under the U.S. Investment Company Act of 1940.

(xxx) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxi) [Reserved].

(xxxii) Tax Matters. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure to so file could not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties (i) currently being contested in good faith and that have been reflected on the balance sheet of the Company or its subsidiaries, as applicable, in accordance with GAAP or (ii) as could not reasonably be expected to have a Material Adverse Effect.

(xxxiii) Insurance. The Company and its subsidiaries are insured by appropriate insurers against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except where such refusal would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package.

(xxxiv) Compliance with Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and each of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Company and TMM Holdings, threatened.

(xxxv) No Conflicts with Sanctions Laws. None of the Company or its subsidiaries, nor their respective directors or officers, or to the knowledge of each of the Company and TMM Holdings, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries organized, located or resident in a country or territory that is the target of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxvi) No Unlawful Payments. None of the Company or its subsidiaries, nor their respective directors or officers, or to the knowledge of each of the Company and TMM Holdings, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee from corporate funds, including any official or employee of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable national or local law regulating payments to government officials or employees; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxvii) No Restrictions on Payments by Subsidiaries. Except as provided by the terms of the various instruments disclosed in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xxxviii) Information Incorporated by Reference. The interactive data in XBRL included or incorporated by reference in any Registration Statement, any Statutory Prospectus and the General Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $22.95 per share, the number of Offered Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at 9:00 a.m., New York time, on November 13, 2017, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and TMM Holdings. The Company and TMM Holdings jointly and severally agree with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with the time periods specified by Rule 424(b) and not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent (not to be unreasonably withheld or delayed); and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. (1) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act and (2) if, at any time prior to the Closing Date any event occurs as a result of which the General Disclosure Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Act, then in each case the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative conformed copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 5:00 p.m., New York time, on the second business day following the execution and delivery of this Agreement; provided that the Company will use its best efforts to so furnish the Final Prospectus on or prior to 5:00 p.m., New York time, the first business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. During the period of five years hereafter, and solely to the extent the Company shall at such time maintain a listing of its Class A common stock on a national securities exchange, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. Notwithstanding the foregoing, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and TMM Holdings agree with the several Underwriters that the Company and TMM Holdings will pay all expenses incident to the performance of the obligations of the Company, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA (if any) of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review up to an amount not to exceed $15,000 in the aggregate), (iii) fees and expenses incident to listing the Offered Securities on The New York Stock Exchange and other national and foreign exchanges, (iv) costs and expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including one-half of the cost of any airplane chartered in connection with the “road show”, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (vi) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (vii) all fees, expenses and disbursements of any counsel to the Company and TMM Holdings for services performed in connection with the offering. It is understood that, except as provided in this Section 5 and Sections 8 and 10 below, the Underwriters will pay all of their own costs and expenses incurred in connection with the offering and the other transactions contemplated hereby, including fees and disbursements of their own counsel.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, in each case without the prior written consent of Citigroup Global Markets Inc. The restrictions contained in the preceding sentence shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of options to subscribe for or purchase Lock-Up Securities and other incentive compensation, including deferred stock units, restricted shares or restricted share units, in each case under incentive plans approved by the Board and disclosed in the General Disclosure Package and the Final Prospectus, (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of such incentive or similar plans, (d) the issuance by the Company of Class A common stock or securities convertible into Class A common stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto); provided that, for purposes of this clause (d), such issuances are limited to an amount equal to 5% of the total shares of Class A common stock outstanding immediately after the completion of the offering (assuming that all partnership interests in TMM Holdings and corresponding shares of Class B common stock outstanding immediately after the completion of the offering are exchanged for shares of Class A common stock); provided further that recipients of such Class A common stock agree to be bound by the terms of the lockup letter in the form of Exhibit A hereto; and (e) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, if any. The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that Citigroup Global Markets Inc. consents to in writing.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative (not to be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and TMM Holdings herein (on the date hereof and as though made on the Closing Date), to the accuracy of the statements of officers of the Company and TMM Holdings made pursuant to the provisions hereof, to the performance by the Company and TMM Holdings of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representative shall have received customary comfort letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, and in form and substance reasonably acceptable to the Representative; provided that the letter delivered on the Closing Date shall use a “cut-off” date of no more than three business days prior to the Closing Date.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of each of the Company, TMM Holdings and the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities or proceed with the offering on the terms and in the manner contemplated by this Agreement and the General Disclosure Package; (ii) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating or any announcement that the Company or any of its subsidiaries has been placed on a negative outlook); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it, in the judgment of the Representative, impractical or inadvisable to market the Offered Securities or proceed with the offering on the terms and in the manner contemplated by this Agreement and the General Disclosure Package.

(d) Opinion of Counsel for the Company and TMM Holdings. The Representative shall have received an opinion or opinions, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, and Maples and Calder, counsel for TMM Holdings, substantially in the forms of Exhibit B-1 and Exhibit B-2 hereto.

(e) Opinion of General Counsel for the Company. The Representative shall have received an opinion, dated the Closing Date, of Darrell Sherman, Esq., general counsel for the Company and TMM Holdings substantially in the form of Exhibit C hereto.

(f) Opinion of Counsel for Underwriters. The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to all matters governed by Arizona, Cayman Islands, and Delaware law upon the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Maples and Calder and Darrell Sherman, Esq. referred to in Section 7(d) and 7(e) above.

(g) Officers’ Certificate. The Representative shall have received (i) a certificate for the Company, dated the Closing Date, of an executive officer and a principal financial or accounting officer of the Company; and (ii) a certificate for TMM Holdings, dated the Closing Date, of an authorized signatory of the general partner of TMM Holdings, each in which such officers or authorized signatories, as applicable, shall state that: the representations and warranties of each of the Company and TMM Holdings, as applicable, in this Agreement are true and correct; each of the Company and TMM Holdings, as applicable, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as disclosed in the General Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters substantially in the form attached hereto as Exhibit A from each of the executive officers and directors of the Company and from such other persons as set forth on Schedule C hereto.

(i) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(j) [Reserved.]

(k) NYSE Listing. The Offered Securities shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(l) Stockholder Purchase Agreement. On or prior to the date hereof, the Representative shall have received a copy of the executed Purchase Agreement, entered into as of November 8, 2017, by and between the Company and each of the parties identified on Schedule I thereto, relating to partnership interests in TMM Holdings and corresponding shares of Class B common stock and the use of net proceeds received by the Company in connection with this offering.

The Company and TMM Holdings will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company and TMM Holdings will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and TMM Holdings will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company and TMM Holdings by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Indemnification of Company and TMM Holdings. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and TMM Holdings, each of their respective directors and officers who signs a Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory

Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and TMM Holdings by such Underwriter through the Representative specifically for use therein, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the third paragraph (except the first sentence thereof), the tenth and eleventh paragraphs (related to stabilization) and the twelfth paragraph (related to electronic prospectus distribution) under the caption “Underwriting” in the General Disclosure Package and the Final Prospectus.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above (or, if applicable, subsection (d) below) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or inconsistent with those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) included both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided that, with respect to each action or proceeding for which indemnification is sought under this Section 8, the indemnifying party shall only be required to pay the fees and expenses of (i) one firm of counsel for all indemnified parties in connection with such action or proceeding and (ii) in the case of an actual or potential conflict of interest, where the indemnified party affected by such conflict informs the indemnifying party that, based on the advice of counsel, such conflict exists or may exist and thereafter retains its own counsel, another firm of counsel for each such affected indemnified party and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel for each relevant specialty. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (not to be unreasonably withheld or delayed).

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and TMM Holdings, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and TMM Holdings, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and TMM Holdings, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and TMM Holdings bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and TMM Holdings or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, TMM Holdings and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party or Purchaser Indemnified Party at law or in equity.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements reasonably satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements reasonably satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, TMM Holdings or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, TMM Holdings or any of their respective representatives, officers or directors or any controlling person or other indemnified persons referred to in Section 8, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and TMM Holdings will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, TMM Holdings and the Underwriters pursuant to Sections 5(h) and 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013 (fax: (646) 291-1469); Attention: General Counsel, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-3629, Attention: William J. Whelan, III, Esq., or, if sent to the Company or TMM Holdings, will be mailed, delivered or faxed and confirmed to it at Taylor Morrison Communities, Inc., 4900 North Scottsdale Road, Suite 2000, Scottsdale, AZ 85251, Attention: Darrell Sherman Esq., General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: John C. Kennedy, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, controlling persons and other indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and TMM Holdings acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and TMM Holdings, on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or TMM Holdings on other matters;

(b) Arms-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and TMM Holdings following discussions and arms-length negotiations with the Underwriters and the Company and TMM Holdings are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement. Each of the Company and TMM Holdings acknowledge that no Underwriter is a financial advisor or fiduciary to, or an agent of, the Company, TMM Holdings or any other person. Additionally, no Underwriter is advising the Company, TMM Holdings or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction;

(c) Absence of Obligation to Disclose. Each of the Company and TMM Holdings has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and TMM Holdings and that the Underwriters have no obligation to disclose such interests and transactions to the Company or TMM Holdings by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Company and TMM Holdings waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or TMM Holdings in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or TMM Holdings, including stockholders, employees or creditors of the Company or TMM Holdings.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Authorized Agent. TMM Holdings hereby irrevocably appoints the Company, with offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251, (or its successors), as agent for service of process, in the County, City and State of New York, United States of America (the “Authorized Agent”) as their authorized agent upon whom process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the Authorized Agent agrees to act as said agent for service of process.

Each of the Company and TMM Holdings and each Underwriter hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of this Agreement or the transactions contemplated hereby. Each of the Company and TMM Holdings and each Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and TMM Holdings and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company and TMM Holdings one of the counterparts hereof, whereupon it will become a binding agreement among the Company, TMM Holdings and the several Underwriters in accordance with its terms.

Very truly yours,

TAYLOR MORRISON HOME CORPORATION,

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

TMM HOLDINGS II LIMITED PARTNERSHIP,

By:	TMM Holdings (G.P.) ULC,
its General Partner

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard L. Moriarty
Name: Richard L. Moriarty
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Offered Securities to be Purchased
Citigroup Global Markets Inc.	5,000,000
Morgan Stanley & Co. LLC	5,000,000
Total	10,000,000

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The price to the public of the Offered Securities is variable.

Offered Securities to be offered: 10,000,000

SCHEDULE C

Lock-Up Parties

John Brady

C. David Cone

Kelvin Davis

James Henry

Joseph Sydney Houssian

Jason Keller

Peter Lane

Anne Mariucci

David Merritt

Sheryl Palmer

Darrell C. Sherman

Rajath Shourie

James Sholem

Joseph Terracciano

TPG TMM Holdings II, L.P.

OCM TMM Holdings II, L.P.

EXHIBIT A

[FORM OF LOCK-UP LETTER AGREEMENT]

Taylor Morrison Home Corporation

Public Offering of Class A Common Stock

November 8, 2017

CITIGROUP GLOBAL MARKETS INC.

as Representative of the several Underwriters

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), TMM Holdings II Limited Partnership, a limited partnership organized under the laws of the Cayman Islands, and you as representative of a group of Underwriters named therein relating to an underwritten public offering of Class A common stock (the “Class A Common Stock”) of the Company (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (on behalf of the Underwriters), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including by causing the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of Class A Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Class A Common Stock, including any limited partnership interests of TMM Holdings II Limited Partnership or any shares of Class B common stock of the Company (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until the date that is 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”), in each case other than with respect to (i) sales of Lock-Up Securities by the undersigned pursuant to the Underwriting Agreement, (ii) sales of Lock-Up Securities to the Company to be purchased with the proceeds of the Offering as described in the prospectus relating to the Offering, (iii) the establishment and/or increase of a put equivalent position with the Company with respect to, and the related transfers of, Lock-Up Securities to the Company for cash received in the Offering to the extent described in the prospectus relating to the Offering, (iv) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned; provided that such distributions shall not involve a disposition for value, (v) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that such transfers shall not involve a disposition for value, (vi) transfers of Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (vii) transfers of Lock-Up Securities as bona fide gifts, (viii) transfers of Lock-Up Securities pursuant to any Rule 10b5-1 trading plan established prior to the date hereof and (ix) transfers of Lock-Up Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Lock-Up Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan; provided that, in each case, (a) such transfers are not required to be reported in any public report or option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan; provided that, in each case, (a) such transfers are not required to be reported in any public report or filing with the SEC or otherwise (including any filing on Form 4 under Section 16(a) of the Securities and Exchange Act of 1934) (other than, (A) any such filings made on Form 4 solely in connection with transfers described in clauses (ii) and (iii) or (B) with respect to transfers described in clause (ix), such filings made on Form 4 under transaction code “F”) and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such transfers, in each case during the Lock-Up Period; provided, further, that in the case of a transfer, pledge or distribution pursuant to clause (iv), (v), (vi) or (vii) each transferee, pledgee or distributee (if not already party to a lock-up agreement similar to this letter agreement) shall execute and deliver to Citigroup Global Markets Inc. a lock-up agreement in the form of this letter agreement whereby such transferee, pledgee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter agreement for the duration that such restrictions remain in effect at the time of transfer. This letter agreement shall not apply to any sale or other transfer by the undersigned of shares of Class A Common Stock acquired by the undersigned in open market purchases following the consummation of the Offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Lock-Up Period.

Nothing in this letter agreement shall prohibit any party hereto from converting or exchanging any Lock-Up Securities of the Company (including shares of Class B Common Stock) and/or equity interests of TMM Holdings II Limited Partnership held by it into equity securities of the Company, which equity securities shall be subject to the terms of this letter agreement.

In addition, nothing in this letter agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after the expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Lock-Up Period.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this letter agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, (ii) you receive written notification from the Company, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering, (iii) the Company files an application with the SEC to withdraw the registration statement relating to the Offering or (iv) the Offering is not completed by December 23, 2017, the agreement set forth above shall likewise be terminated.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF LOCK-UP SIGNATORY]

[Signature page to lock-up letter agreement]

EXHIBIT B-1

[FORM OF PAUL WEISS OPINION]

EXHIBIT B-2

[FORM OF CAYMAN COUNSEL OPINION]

EXHIBIT C

[FORM OF GENERAL COUNSEL OPINION]